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EXHIBIT 4.3

                                                       -------------------------
                                                          FORM TO BE USED FOR
                                                        NEW VISUAL CORPORATION
                                                       2001 STOCK INCENTIVE PLAN
                                                       -------------------------


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                      UNDER
                            2001 STOCK INCENTIVE PLAN
                                       OF
                             NEW VISUAL CORPORATION


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") entered into this ___ day of _______________, _____, between NEW VISUAL CORPORATION, a Utah corporation (the "Corporation"), and ________________, an Eligible Person (as that term is defined by the Corporation's 2001 Stock Incentive Plan (the "Plan")) (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require, as provided in the
Plan).

         Pursuant to the Plan, the Administering Body approved the issuance to the Optionee, effective as of the date set forth above, of a Non-qualified Stock Option to purchase up to an aggregate of __________ shares of common stock of the Corporation (the "Common Stock"), at the price of $____ per share (the "Option Price"), upon the terms and conditions hereinafter set forth. (Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Plan).

         NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

         1. OPTION; OPTION PRICE. On behalf of the Corporation, the Administering Body hereby grants as of the date of this Agreement to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement and the provisions of the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), _________ shares of Common Stock of the Corporation at an exercise price per share equal to the Option Price. A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee by executing this Agreement hereby acknowledges receipt thereof.

         2. TERM. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall terminate on the _______ (___) anniversary of the date of this Agreement, [NOT TO EXCEED TEN (10) years] unless such Option shall theretofore have been terminated in accordance with the terms hereof or the provisions of the Plan.

         3. VESTING; RESTRICTIONS ON EXERCISE.

                  (a) Subject to the provisions of Sections 5 and 8 hereof, and unless accelerated, as set forth in the Plan or as provided herein, the Option granted hereunder shall vest and become exercisable for the number of shares set forth opposite the dates noted below.


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                                                            Cumulative
                   Date(s)                           Number of Vested Shares
        -------------------------------         --------------------------------

        -------------------------------         --------------------------------

        -------------------------------         --------------------------------

        -------------------------------         --------------------------------

        -------------------------------         --------------------------------

        -------------------------------         --------------------------------

                  (b) If the Corporation shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), the Option shall thereafter be exercisable, in accordance with the Plan and this Agreement, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to the Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization. If the Corporation shall consummate any Reorganization or other corporate transaction which involves a Change of Control, the rights of Optionee as to any adjustments or other matters resulting therefrom shall be as set forth in the Plan.

                  (c) Subject to the provisions of Sections 5 and 8, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

         4. TERMINATION OF OPTION. The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                  (a) six months after the Optionee's engagement with the Corporation is terminated as a result of death or Permanent Disability;

                  (b) ninety days after the Optionee's engagement with the Corporation is terminated for any reason other than death or Permanent Disability; or

                  (c) the expiration date of the term of the Option.

         5. PROCEDURE FOR EXERCISE.

                  (a) Subject to the requirements of Section 8, the Option may be exercised, from time to time, in whole or in part (but for the purchase of a whole number of shares only), by delivery of a written notice, a form of which has been attached as Annex A hereto (the "Notice"), from the Optionee to the Chief Financial Officer of the Corporation, which Notice shall:

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                           (i) state that the Optionee elects to exercise the
         Option;

                           (ii) state the number of vested shares with respect to which the Option is being exercised (the "Optioned Shares");

                           (iii) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days after the date of receipt of such Notice);

                           (iv) include any representations of the Optionee required under Section 8(c); and

                           (v) if the Option shall be exercised pursuant to
         Section 9 by any person other than the Optionee, include evidence to the satisfaction of the Administering Body of the right of such person to exercise the Option.

                  (b) Payment of the Option Price for the Optioned Shares shall be made in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation or by wire transfer.

                  (c) The Corporation shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 9) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

         6. NO RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder of the Corporation with respect to any Optioned Shares until the date the Optionee or his nominee (which, for purposes of this Agreement, shall include any third party agent selected by the Administering Body to hold such Optioned Shares on behalf of the Optionee), guardian or legal representative is the holder of record of such Optioned Shares.

         7. ADJUSTMENTS.

                  (a) If at any time while the Option is outstanding, (1) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of shares of Common Stock or (2) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary cash dividend, then, and in each such event, appropriate adjustment shall be made in the number of shares and the exercise price per share covered by the Option, so that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

                  (b) Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock covered by the Option.

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                  (c) Without limiting the generality of the foregoing, the
existence of the Option shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation;
(iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock covered by the Option; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         8. ADDITIONAL PROVISIONS RELATED TO EXERCISE.

                  (a) The Option shall be exercisable only in accordance with this Agreement and the terms of the Plan, including the provisions regarding the period when the Option may be exercised and the number of shares of Common Stock that may be acquired upon exercise.

                  (b) The Option may not be exercised as to less than 100 shares of Common Stock at any one time unless less than 100 shares of Common Stock remain to be purchased upon the exercise of the Option.

                  (c) To exercise the Option, the Optionee shall follow the provisions of Section 5. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Option, the Administering Body in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Corporation. No Option may be exercised and no shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Corporation and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

                  (d) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Administering Body, bear an appropriate legend which may, at the discretion of the Administering Body, take the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

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                  (e) The exercise of each Option and the issuance of shares in connection with the exercise of an Option shall, in all cases, be subject to each of the following conditions: (i) compliance with the terms of the Plan and this Agreement, (ii) the satisfaction of withholding tax or other withholding liabilities, (iii) as necessary, the listing, registration or qualification of any to-be-issued shares upon any securities exchange, The Nasdaq Stock Market or other trading or quotation system or under any federal or state law and (iv) the consent or approval of any regulatory body. The Administering Body shall in its sole discretion determine whether one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Option and prior to the delivery or purchase of shares pursuant to the exercise of an Option. The exercise of an Option shall not be effective unless and until such condition(s) shall have been satisfied or the Administering Body shall have waived such conditions, in its sole discretion.

         9. RESTRICTION ON TRANSFER. The Option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the IRC, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative or assignee pursuant to a qualified domestic relations order. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a), by his executors or administrators or by a person who acquired the right to exercise such Option by bequest or inheritance to the full extent to which the Option was exercisable by the Optionee at the time of his death. If the Optionee becomes inflicted with a Permanent Disability, the Option shall thereafter be exercisable, during the period specified in Section 4(a), by his legal representatives to the full extent to which the Option was exercisable by the Optionee at the time of his Permanent Disability. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment or transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         10. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Optionee, to the address set forth on the signature page hereto; and

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                  if to the Corporation, to:

                           New Visual Corporation
                           5920 Friars Road
                           Suite 104
                           San Diego, California  92108
                           Attention:  President

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

         11. NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         12. OPTIONEE UNDERTAKING. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement or the Plan.

         13. MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be wholly performed therein.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         16. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

                            (SIGNATURE PAGE FOLLOWS)


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    NEW VISUAL CORPORATION



                                    By:
                                         ---------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                            ------------------------------------


                                    OPTIONEE:



                                    Name:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------





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                                                                         ANNEX A
                                                                         -------

                                 EXERCISE NOTICE



Ladies/Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares of Common Stock of NEW VISUAL CORPORATION at the option price of $____ per share as provided in the Non-qualified Stock Option Agreement dated the ___ day of ________________.

I acknowledge that I previously received a copy of the 2001 Stock Incentive Plan of New Visual Corporation and executed a Stock Option Agreement, and I have carefully reviewed both documents.

I have considered the tax implications of my option and the exercise thereof. I hereby tender my personal check, bank draft or money order payable to NEW VISUAL CORPORATION in the amount of $____________ or, I have wire transferred $_______________ to NEW VISUAL CORPORATION, which transfer shall be subject to the confirmation of receipt of funds by the Corporation. IF PAYMENT IS TO BE MADE BY WIRE TRANSFER, THE OPTIONEE SHOULD CONTACT THE CORPORATION'S CHIEF FINANCIAL OFFICER OR CONTROLLER IN ADVANCE TO OBTAIN WIRING INSTRUCTIONS.



_______________________________
Optionee


_______________________________
Date




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